Exhibit 4

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of January 2, 2024, by and between, (i) AJB CAPITAL INVESTMENTS LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Assignor”), (ii) GOLD EXPRESS MINES, INC., a corporation incorporated and existing under the laws of the State of Nevada (the “Assignee”) and (iii) MAGELLAN GOLD CORPORATION, a corporation incorporated and existing under the laws of the State of Nevada (the “Company”).

W I T N E S E T H

WHEREAS, reference is made to (i) that certain Securities Purchase Agreement, dated February 2021 (the “Purchase Agreement”), by and between the Assignor and the Company, (ii) that certain Promissory Note dated February 2021 in the original principal amount of $200,000 issued by Assignor in favor of Assignor pursuant to the Purchase Agreement (as amended by extensions thereto 1-5, the “Note”), attached hereto as Exhibit A, and (iii) the related Transaction Documents;

WHEREAS, as of the date hereof the amounts outstanding in respect of the Note to the Assignor consists of outstanding principal amount of $100,000.00 and accrued and unpaid interest of $23,086.66 and the Note accrues an accrued interest at a rate of $40.00 per day (collectively, the “Debt”);

WHEREAS, the Assignor wishes to irrevocably sell, grant, assign, transfer and set over unto Assignee the entire right, title, obligation, liability and interest of the Assignor in, to and under the Note and the Debt, except as otherwise provided herein, and Assignee wishes to purchase and accept the same, upon the terms and conditions contained in this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Assignor and Assignee hereby covenant and agree as follows:

1. Recitals. The recitations set forth in the preamble of this Agreement are true and correct and are incorporated herein by this reference.

2. Defined Terms. Capitalized terms used herein but not otherwise defined shall the meanings ascribed to them in the Purchase Agreement or Note, as applicable.

3. Assignment and Assumption. The Assignor does hereby sell, grant, assign, transfer and set over unto the Assignee, the Assignor’s entire right, title, obligation, liability and interest in, to and under the Note and the Debt, except for the Reset Right (as defined below) to the Assignee, and the Assignee hereby (i) accepts and receives Note and the Debt and (ii) agrees to issue to the Assignor a Promissory Note, in the initial principal amount of $$123,086.66, in the form Exhibit B attached hereto (the “Consideration Note”). Nothing herein shall be deemed to be a transfer or assign to the Assignee the Assignor’s right to receive additional shares of Common Stock from the Company pursuant to Section 4(p)(i) of the Purchase Agreement (the “Reset Right”), which the Assignor explicitly retains.

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4. Selling Restriction. The Assignor agrees that during the period commencing on the date hereof and ending on the one-year anniversary of the date hereof, the Assignor shall not:

a.	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of common stock of the Company or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for common stock of the Company or other capital stock of the Company, in each case, for a price per share of less than $0.30; or
b.	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of common stock of the Company or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for common stock of the Company or other capital stock of the Company.

5. Representations and Warranties. The Assignor hereby represents and warrants to Assignee as follows:

a.	The Assignor has not executed any prior or superior assignment, pledge or conveyance of any of Note or the Debt in favor of any party other than the Assignee.
b.	The Assignor is the owner and holder of the indebtedness evidenced by the Note.
c.	The Assignor may legally and validly assign the Note and the Debt without penalty or default or otherwise.
d.	The execution and delivery of this Assignment and the performance of Assignor’s obligations hereunder, have been duly authorized by all necessary and appropriate action of Assignor.
e.	The outstanding principal balance under the Note, on the date hereof, is $100,000 and the accrued and unpaid interest on the Note, on the date hereof, is $23,086.66.

6. Consent and Acknowledgement of Rights.  The Company acknowledges and agrees that effective as of the date hereof, (i) the Company hereby consents to the assignment of all of Assignor’s right, title, obligation, liability and interest in, to and under the Note and the Debt, except for the Reset Right to the Assignee, (ii) all obligations of the Company under the Note and Debt other than the Reset Right are validly assigned to Assignee, constitute valid and existing debt obligations of the Company, (iii) the Company has no defenses to its obligations to pay its obligations under the Note and Debt, and (iv) the Company has no right to any offset or other deduction from its obligations under the Note and Debt.

7. Governing Law. Except in the case of the Mandatory Forum Selection clause set forth herein, this AGREEMENT shall be construed and interpreted in accordance with the laws of the State of WYOMING without regard to the principles of conflicts of laws.

8. MANDATORY FORUM SELECTION. ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW YORK LAW.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. Headings. The headings of the paragraphs of this Agreement have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Agreement or used in any manner in the interpretation of this Agreement.

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11. Interpretation. Whenever the context so requires in this Agreement, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “Person” shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

12. Partial Invalidity. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of such provision to any Person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

13. Execution. In the event that any signature is delivered by facsimile transmission or by e- mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first above written.

ASSIGNOR:

AJB CAPITAL INVESTMENTS LLC

Re:_/s/ Ari Blaine____________________________

Name: Ari Blaine

Title:President

[Signature Page to Assignment and Assumption Agreement]

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ASSIGNEE:

GOLD EXPRESS MINES, INC.

Re:     /s/ John P. Ryan

Name: John P. Ryan

Title:President

MAGELLAN GOLD CORPORATION

Re:      /s/ Michael Lavigne

Name:Michael Lavigne

Title: CEO

[Signature Page to Assignment and Assumption Agreement]

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EXHIBIT A

NOTE

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EXHIBIT B

FORM OF CONSIDERATION NOTE

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